1940 Act File No. 811-6699

                                    SECURITIES AND EXCHANGE COMMISSION

                                          Washington, D.C. 20549

                               Form N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940           X
                                                                       ----



      Amendment No. 5..................................................   X
                    -                                                  ----



                      ASSET MANAGEMENT PORTFOLIO

          (Exact Name of Registrant as Specified in Charter)

    Federated Investors Tower, Pittsburgh, Pennsylvania 15222-3779

               (Address of Principal Executive Offices)

                            (412) 288-1900

                    (Registrant's Telephone Number)

Jay S. Neuman, Esq.                Copies to:        Burton M. Leibert, Esq.

Federated Investors Tower                            Willkie Farr & Gallagher

Pittsburgh, Pennsylvania 15222-3779                  One Citicorp Center

(Name and Address of Agent for Service)              153 East 53rd Street

                                                     New York, New York 10022

ASSET MANAGEMENT PORTFOLIO

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PART A

Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

ITEM 4.  GENERAL DESCRIPTION OF REGISTRANT.

Asset Management Portfolio (the "Portfolio") is a no-load, diversified, open-end management investment company which was organized as a trust under the laws of the State of New York on December 11, 1991.

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolio may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

The investment objective of the Portfolio is to seek high total return with reduced risk over the long term by allocating investments among stocks, bonds and short-term instruments. Investments in the Portfolio are neither insured nor guaranteed by the U.S. government. Investments in the Portfolio are not deposits or obligations of, or guaranteed or endorsed by, Bankers Trust Company ("Bankers Trust"), the investment adviser of the Portfolio, and are not federally insured by the Federal Deposit Insurance Corporation the Federal Reserve Board or any other agency.

Additional information about the investment policies of the Portfolio appears in Part B of this Registration Statement. There can be no assurance that the investment objective of the Portfolio will be achieved. The Registrant incorporates by reference information concerning the Portfolio's investment objective and policies and risk factors associated with investments in the Portfolio from the sections entitled "Investment Objective and Policies," "Risk Factors: Matching the Fund to Your Investment Needs," "Special Information Concerning Master-Feeder Fund Structure," and "Additional Information" in the BT Institutional Asset Management Fund's (the "Feeder Fund") prospectus (the "Feeder Fund Prospectus"). Further information about the risk factors associated with investments in the Portfolio is incorporated herein by reference from the section entitled "Appendix" in the Feeder Fund's Statement of Additional Information (the "Feeder Fund SAI").



ITEM 5.  MANAGEMENT OF THE TRUST.

Registrant incorporates by reference information concerning the management of the Portfolio from the sections entitled "Summary of Fund Expenses" and "Management of the Trust and Portfolio" in the Feeder Fund Prospectus.

ITEM 6.  CAPITAL STOCK AND OTHER SECURITIES.

The Portfolio is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value. Investors in the Portfolio (E.G., investment companies, insurance company separate accounts and common and commingled trust funds) will each be liable for all obligations of the Portfolio. However, the risk of an investor in the Portfolio incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

Investments in the Portfolio have no preemptive or conversion rights and are fully paid and nonassessable, except as set forth below. The Portfolio is not required and has no current intention to hold annual meetings of investors, but the Portfolio will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Changes in fundamental policies will be submitted to investors for approval. Investors have under certain circumstances (E.G., upon application and submission of certain specified documents to the Trustees by a specified number of investors) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation of the Portfolio, investors would be entitled to share pro rata in the net assets of the Portfolio available for distribution to investors.

Registrant incorporates by reference additional information concerning the Portfolio's capital stock from the sections entitled "Net Asset Value," "Purchase and Redemption of Shares," and "Dividends,
Distributions and Taxes" in the Feeder Fund Prospectus.

Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Portfolio Business Day. At the close of business on each such business day, the value of each investor's beneficial interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected as of the close of business on that day, will then be re-computed as the percentage equal to the fraction (I) the numerator of which is the value of such investor's investment in the Portfolio as of the close of business on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the close of business on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio as of the close of business, on the following business day of the Portfolio.

The "net income" of the Portfolio shall consist of (i) all income accrued, less the amortization of any premium, on the assets of the Portfolio, less (ii) all actual and accrued expenses of the Portfolio determined in accordance with generally accepted accounting principles. Interest income includes discount earned (including both original issue and market discount) on discount paper accrued ratably to the date of maturity and any net realized gains or losses on the assets of the Portfolio. All the net income of the Portfolio is allocated pro rata among the investors in the Portfolio. The net income is accrued daily and distributed monthly to the investors in the Portfolio.

Under the anticipated method of operation of the Portfolio, the Portfolio will not be subject to any income tax. However, each investor in the Portfolio will be taxable on its share (as determined in accordance with the governing instruments of the Portfolio) of the Portfolio's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

ITEM 7.  PURCHASE OF SECURITIES BEING OFFERED.

     Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See
"General Description of the Registrant" above.

An investment in the Portfolio may be made without a sales charge. All investments are made at net asset value next determined if an order is received by the Portfolio by the designated cutoff time for each accredited investor. The net asset value of the Portfolio is determined on each Portfolio Business Day.

     There is no minimum initial or subsequent investment in the Portfolio. The Portfolio and Edgewood Services, Inc. ("Edgewood") reserve the right to cease accepting investments at any time or to reject any investment order.

Registrant incorporates by reference information concerning the computation of net asset value and the valuation of the Portfolio's assets from the sections entitled "Net Asset Value" and "Purchase and Redemption of Shares" in the Feeder Fund Prospectus.

However, because the Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., monies credited to the account of the Portfolio's custodian bank by a Federal Reserve Bank).

The Portfolio may, at its own option, accept securities in payment for interests. The securities delivered in payment for interests are valued by the method described under "Purchase Redemption and Pricing of Securities" in Part B as of the day the Portfolio receives the securities. This is a taxable transaction to the investor. securities may be accepted in payment for interests only if they are, in the judgment of Bankers Trust, appropriate investments for the Portfolio. In addition, securities accepted in payment for interests must: (i) meet the investment objective and policies of the Portfolio; (ii) be acquired by the Portfolio for investment and not for resale; (iii) be liquid securities which are not restricted as to transfer either by law or liquidity of market; and (iv) if stock, have a value which is readily ascertainable as evidenced by a listing on a stock exchange, over the counter market or by readily available market quotations from a dealer in such securities. The Portfolio reserves the right to accept or reject at its own option any and all securities offered in payment for its interests.

     The placement agent for the Portfolio is Edgewood. The principal business address of Edgewood is Clearing Operations, P.O. Box 897, Pittsburgh, Pennsylvania 15230-0897.. Edgewood receives no additional compensation for serving as the placement agent for the Portfolio.

ITEM 8.  REDEMPTION OR REPURCHASE.

An investor in the Portfolio may withdraw all or any portion of its investment at the net asset value next determined if a withdrawal request in proper form is furnished by the investor to the Portfolio by the designated cutoff time for each accredited investor. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven calendar days following receipt of the request. The Portfolio reserves the right to pay redemptions in kind. Unless requested by an investor, the Portfolio will not make a redemption in kind to the investor, except in situations where that investor may make redemptions in kind. Investments in the Portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the NYSE is closed (other than weekends or holidays) or trading on the NYSE is restricted or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

ITEM 9.  PENDING LEGAL PROCEEDINGS.

Not applicable.

ASSET MANAGEMENT PORTFOLIO

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PART B

ITEM 10.  COVER PAGE.

Not applicable.

ITEM 11.  TABLE OF CONTENTS.

General Information and History     1

Investment Objectives and Policies  1

Management of the Fund     1

Control Persons and Principal Holder of Securities . .        2

Investment Advisory and Other Services      2

Brokerage Allocation and Other Practices    2

Capital Stock and Other Securities  2

Purchase, Redemption and Pricing of Securities Being Offered  3

Tax Status........3

Underwriters......3

Calculation of Performance Data     3

Financial Statements       3



ITEM 12.  GENERAL INFORMATION AND HISTORY.

Not applicable.

ITEM 13.  INVESTMENT OBJECTIVES AND POLICIES.

Part A of this registration statement contains additional information about the investment objective and policies of Asset Management Portfolio (the "Portfolio"). This Part B should only be read in conjunction with Part A. Registrant incorporates by reference information concerning the investment policies and limitations of the Portfolio from the sections entitled "Investment Objective and Policies" and "Appendix" in the Feeder Fund SAI.

ITEM 14.  MANAGEMENT OF THE PORTFOLIO.

Registrant incorporates by reference information concerning the management of the Portfolio from the section entitled "Management of the Trust and Portfolio" in the Feeder Fund SAI.

The Portfolio's Declaration of Trust provides that it will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Portfolio, unless, as to liability to the Portfolio or its investors, it is finally adjudicated that they engaged in wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Portfolio. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in wilful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

ITEM 15.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.

As of June 30, 1997, BT Institutional Asset Management Fund and BT Investment Lifecycle Long Range Fund (each a "Fund") (series of shares of BT Pyramid Mutual Funds and BT Investment Funds, respectively) owned 76.80% and 23.20%, respectively, of the value of the outstanding interests in the Portfolio. Because BT Institutional Asset Management Fund controls the Portfolio, it may take actions without the approval of any other investor in the Portfolio.

Each Fund has informed the Portfolio that whenever it is requested to vote on matters pertaining to the Portfolio, the Fund will, except as permitted by the SEC, hold a meeting of its shareholders and will cast its votes as instructed by the Fund's shareholders and in the same proportion as the votes of the Fund's shareholders. Fund shareholders who do not vote will not affect the Fund's votes at the Portfolio meeting. The percentage of the Fund's votes representing Fund shareholders not voting will be voted by the Trustees or officers of the Fund in the same proportion as the Fund shareholders who do, in fact, vote. Whenever a Fund is requested to vote on a matter pertaining to a Portfolio, the Fund will vote its shares without a meeting of the Fund shareholders if the proposal, if made with respect to such Fund, would not require the vote of the Fund shareholders as long as such action is permissible under applicable statutory and regulatory requirements. It is anticipated that other registered investment companies investing in the Portfolio will follow the same or a similar practice.

ITEM 16.  INVESTMENT ADVISORY AND OTHER SERVICES.

Registrant incorporates by reference information concerning the investment advisory and other services provided for or on behalf of the Portfolio from the section entitled "Management of the Trust and Portfolio" in the Feeder Fund SAI.

ITEM 17.  BROKERAGE ALLOCATION AND OTHER PRACTICES.

Registrant incorporates by reference information concerning the brokerage allocation and other practices of the Portfolio from the section entitled "Investment Objectives and Policies-Portfolio Transactions and Brokerage Commissions" in the Feeder Fund SAI.

ITEM 18.  CAPITAL STOCK AND OTHER SECURITIES.

Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolio. Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio. Upon liquidation or dissolution of the Portfolio, investors are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Investments in the Portfolio may not be transferred. Certificates representing an investor's beneficial interest in the Portfolio are issued only upon the written request of an investor.

Each investor is entitled to a vote in proportion to the amount of its investment in the Portfolio. Investors in the Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Portfolio may elect all of the Trustees if they choose to do so and in such event the other investors in the Portfolio would not be able to elect any Trustee. The Portfolio is not required and has no current intention to hold annual meetings of investors but the Portfolio will hold special meetings of investors when in the judgment of the Portfolio's Trustees it is necessary or desirable to submit matters for an investor vote. No material amendment may be made to the Portfolio's Declaration of Trust without the affirmative majority vote of investors (with the vote of each being in proportion to the amount of its investment).

The Portfolio may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the vote of two thirds of its investors (with the vote of each being in proportion to its percentage of the beneficial interests in the Portfolio), except that if the Trustees recommend such sale of assets, the approval by vote of a majority of the investors (with the vote of each being in proportion to its percentage of the beneficial interests of the Portfolio) will be sufficient. The Portfolio may also be terminated (i) upon liquidation and distribution of its assets if approved by the vote of two thirds of its investors (with the vote of each being in proportion to the amount of its investment) or (ii) by the Trustees by written notice to its investors.

The Portfolio is organized as a trust under the laws of the State of New York. Investors in the Portfolio will be held personally liable for its obligations and liabilities, subject, however, to indemnification by the Portfolio in the event that there is imposed upon an investor a greater portion of the liabilities and obligations of the Portfolio than its proportionate beneficial interest in the Portfolio. The Declaration of Trust also provides that the Portfolio shall maintain appropriate insurance (for example, fidelity bonding and errors and omissions insurance) for the protection of the Portfolio, its investors, Trustees, officers, employees and agents covering possible tort and other liabilities. Thus, the risk of an investor incurring financial loss on account of investor liability is limited to circumstances in which both inadequate insurance existed and the Portfolio itself was unable to meet its obligations.

The Declaration of Portfolio further provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

ITEM 19.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES.

Beneficial interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See Item 7, "Purchase of Securities Being Offered" and Item 8, "Redemption or Repurchase" in Part A of this Registration Statement.

Registrant incorporates by reference information concerning the method followed by the Portfolio in determining its net asset value and the timing of such determinations from the section entitled "Valuation of Securities; Redemptions and Purchases in Kind" in the Feeder Fund SAI.

ITEM 20.  TAX STATUS.

Registrant incorporates by reference information concerning the taxation of the Portfolio from the section entitled "Taxation" in the Feeder Fund SAI.

It is intended that the Portfolio's assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invested all of its assets in the Portfolio.

There are certain tax issues that may be relevant to only certain of the investors in the Portfolio. All investors are advised to consult their own tax advisors as to the tax consequences on an investment in the Portfolio.

ITEM 21. UNDERWRITERS.

The placement agent for the Portfolio is Edgewood Services, Inc., which receives no additional compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in the Portfolio.

ITEM 22.  CALCULATION OF PERFORMANCE DATA.

Not applicable.

ITEM 23.  FINANCIAL STATEMENTS.

The Portfolio's financial statements are hereby incorporated by reference from the Registrant's Annual Report and have been included in reliance upon the report of Coopers & Lybrand L.L.P., independent certified public accountants, as experts in accounting and auditing.

PART C.  OTHER INFORMATION.

Responses to Items 24(b)(6), 24(b)(10), 24(b)(11), and 24(b)(12) have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.

Item 24.          FINANCIAL STATEMENTS AND EXHIBITS:

(a)    Financial Statements:

       Incorporated by reference to the Annual
       Report of BT Investment Funds dated March 31,
       1997, pursuant to Rule 411 under the
       Securities Act of 1933. (File Nos.

       33-62103 and 811-7347)

(b)    Exhibits:

       (1)     (i)  Conformed copy of Declaration of Trust of the Registrant; 2

       (2)     Copy of By-Laws of the Registrant; 2

       (3)     Not applicable;

       (4)     Not applicable;

       (5) Conformed copy of Advisory Agreement between the Registrant and Bankers Trust Company ("Bankers Trust"); 2

       (6)     Not applicable;

       (7)     Not applicable;

       (8) Conformed copy of Custodian Agreement between the Registrant and Bankers Trust; +

       (9) Conformed copy of Administration and Services Agreement between the Registrant and Bankers Trust; 1

               (i) Conformed copy of Exclusive Placement Agent Agreement; +
               (ii) Copy of Exhibit A to Exclusive Placement Agent Agreement; +

       (10)    Not applicable;

       (11)    Not applicable;

       (12)    Not applicable;

       (13)    Investment representation letters of initial investors; 1

       (14)    Not applicable;

       (15)    Not applicable;

       (16)    Not applicable;

       (17)    Copy of Financial Data Schedule; +

       (18)    Not applicable;

       (19)    Conformed copy of Power of Attorney. +

--

     +   All exhibits have been filed electronically.

1.   Previously filed on June 9, 1992.

2. Response is incorporated by reference to Registrant's Amendment No. 3 on Form N-1A filed August 1, 1995.

Item 25.          PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT:

                  None

Item 26. NUMBER OF HOLDERS OF SECURITIES:

                                                     Number of Record Holders

TITLE OF CLASS                                       AS OF JUNE 30, 1997
--------------                                       -------------------



Beneficial Interests                                          2

Item 27. INDEMNIFICATION: (2)

Item 28. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER:

Bankers Trust serves as investment adviser to each Portfolio. Bankers Trust, a New York banking corporation, is a wholly owned subsidiary of Bankers Trust New York Corporation. Bankers Trust conducts a variety of commercial banking and trust activities and is a major wholesale supplier of financial services to the international institutional market. To the knowledge of the Trust, none of the directors or officers of Bankers Trust, except those set forth below, is or has been at anytime during the past two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature, except that certain directors and officers also hold various positions with and engage in business for Bankers Trust New York Corporation. Set forth below are the names and principal businesses of the directors and officers of Bankers Trust who are or during the past two fiscal years have been engaged in any other business, profession, vocation or employment of a substantial nature. These persons may be contacted c/o Bankers Trust Company, 130 Liberty Street, New York, New York 10006.

George B. Beitzel, International Business Machines Corporation, Old Orchard Road, Armonk, NY 10504. Director, Bankers Trust Company; Retired senior vice president and Director, International Business machines Corporation; Director, Computer Task Group; Director, Phillips Petroleum Company; Director, Caliber Systems, Inc. (formerly, Roadway Services Inc.); Director, Rohm and Haas Company; Director, TIG Holdings; Chairman emeritus of Amherst College; and Chairman of the Colonial Willimsburg Foundation.

Richard H. Daniel, Bankers Trust Company, 130 Liberty Street, New York, New York 10006. Vice chairman and chief financial officer, Bankers Trust Company and Bankers Trust New York Corporation; Beneficial owner, general partner, Daniel Brothers, Daniel Lingo & Assoc., Daniel Pelt & Assoc.; Beneficial owner, Rhea C.

Daniel Trust.

2. Response is incorporated by reference to Registrant's Amendment No. 3 on Form N-1A filed August 1, 1995.

Philip A. Griffiths, Bankers Trust Company, 130 Liberty Street, New York, New York 10006. Director, Institute for Advanced Study; Director, Bankers Trust Company; Chairman, Committee on Science, Engineering and Public Policy of the National Academies of Sciences and Engineering & the Institute of Medicine; and Chairman and member, Nominations Committee and Committee on Science and Engineering Indicators, National Science Board; Trustee, North Carolina School of Science and Mathematics and the Woodward Academy.

     William R. Howell, J.C. Penney Company, Inc., P.O. Box 10001, Plano, TX 75301-0001. Chairman Emeritus, J.C. Penney Company, Inc.; Director, Bankers Trust Company; Director, Exxon Corporation; Director, Halliburton Company; Director, Warner-Lambert Corporation; Director, The Williams Companies, Inc.; and Director, National Retail Federation.

Vernon E. Jordan, Jr., Akin, Gump, Strauss, Hauer & Feld, LLP, 1333 New Hampshire Ave., N.W., Washington, DC 20036. Senior Partner, Akin, Gump, Strauss, Hauer & Feld, LLP; Director, Bankers Trust Company; Director, American Express Company; Director, Dow-Jones, Inc.; Director, J.C. Penney Company, Inc.; Director, Revlon Group Incorporated; Director, Ryder System, Inc.; Director, Sara Lee Corporation; Director, Union Carbide Corporation; Director, Xerox Corporation; Trustee, Brookings Institution; Trustee, The Ford Foundation; and Trustee, Howard University.

David Marshall, 130 Liberty Street, New York, New York 10006. Chief Information Officer and Executive Vice President, Bankers Trust New York Corporation; Senior Managing Director, Bankers Trust Company.

Hamish Maxwell, Philip Morris Companies Inc., 120 Park Avenue, New York, NY 10006. Retired Chairman and Chief Executive Officer, Philip Morris Companies Inc.; Director, Bankers Trust Company; Director, The News Corporation Limited; Director, Sola International Inc.; and Chairman, WWP Group pic.

Frank N. Newman, Bankers Trust Company, 130 Liberty Street, New York, New York 10006. Chairman of the Board, Chief Executive Officer and President, Bankers Trust New York Corporation and Bankers Trust Company; Director, Bankers Trust Company; Director, Dow-Jones, Inc.; and Director, Carnegie Hall.

N.J. Nicholas Jr., 745 Fifth Avenue, New York, NY 10020. Director, Bankers Trust Company; Director, Boston Scientific Corporation; and Director, Xerox Corporation.

Russell E. Palmer, The Palmer Group, 3600 Market Street, Suite 530, Philadelphia, PA 19104. Chairman and Chief Executive Officer of The Palmer Group; Director, Bankers Trust Company; Director, Allied-Signal Inc.; Director, Federal Home Loan Mortgage Corporation; Director, GTE Corporation; Director, The May Department Stores Company; Director, Safeguard Scientifics, Inc.; and Trustee, University of Pennsylvania.

Donald L. Staheli, Bankers Trust Company, 130 Liberty Street, New York, New York 10006. Chairman of the Board and Chief Executive Officer, Continental Grain Company; Director, Bankers Trust Company; Director, ContiFinancial Corporation; Director, Prudential Life Insurance Company of America; Director, Fresenius Medical Care, A.g.; Director, America-China Society; Director, National Committee on United States-China Relations; Director, New York City Partnership; Chairman, U.S.-China Business Council; Chairman, Council on Foreign Relations; Chairman, National Advisor Council of Brigham Young University's Marriott School of Management; Vice Chairman, The Points of Light Foundation; and Trustee, American Graduate School of International Management.

     Patricia Carry Stewart, c/o Office of the Secretary, 130 Liberty Street, New York, NY 10006. Director, Bankers Trust Company; Director, CVS Corporation; Director, Community Foundation for Palm Beach and

Martin Counties; Trustee Emerita, Cornell University.

George J. Vojta, Bankers Trust Company, 130 Liberty Street, New York, NY 10006. Vice Chairman, Bankers Trust New York Corporation and Bankers Trust Company; Director, bankers Trust Company; Director; Alicorp S.A.; Director; Northwest Airlines; Director, Private Export Funding Corp.; Director, New York State Banking Board; Director, St. Lukes-Roosevelt Hospital Center; Partner, New York City Partnership; and Chairman, Wharton Financial Services Center.

Paul A. Volcker, Bankers Trust Company, 130 Liberty Street, New York, New York 10006. Director, Bankers Trust Company; Director, American Stock Exchange; Director, Nestle S.A.; Director, Prudential Insurance Company; Director, UAL Corporation; Chairman, Group of 30; North American Chairman, Trilateral Commission; Co-Chairman, Bretton Woods Committee; Co-Chairman, U.S./Hong Kong Economic Cooperation Committee; Director, American Council on Germany; Director, Aspen Institute; Director, Council on Foreign Relations; Director, The Japan Society; and Trustee, The American Assembly.

Melvin A. Yellin, Bankers Trust Company, 130 Liberty Street, New York, New York 10006. Senior Managing Director and General Counsel of
Bankers Trust New York Corporation and Bankers Trust Company;
Director, 1136 Tenants Corporation; and Director, ABA Securities
Association.

Item 29. PRINCIPAL UNDERWRITERS:

         a) Edgewood Service, Inc., the placement agent for shares of the Registrant, also acts as principal underwriter for the following open-end investment companies: BT Investment Funds, BT Advisor Funds, BT Pyramid Mutual Funds, BT Institutional Funds, Excelsior Institutional Trust (formerly, UST Master Funds, Inc.), Excelsior Tax-Exempt Funds, Inc. (formerly, UST Master Tax-Exempt Funds, Inc.), Excelsior Institutional Trust, FTI Funds, FundManager Portfolios, Marketvest Funds, Marketvest Funds, inc. and Old Westbury Funds, Inc.

         b)

              (1)                                         (2)                                   (3)


Name and Principal                             Positions and Offices                  Positions and Offices

 BUSINESS ADDRESS                                 WITH DISTRIBUTOR                        WITH REGISTRANT

Lawrence Caracciolo                            Director, President,                              --

Federated Investors Tower                      Edgewood Services, Inc.

Pittsburgh, PA 15222-3779

Arthur L. Cherry                               Director,                                         --

Federated Investors Tower                      Edgewood Services, Inc.

Pittsburgh, PA 15222-3779

J. Christopher Donahue                         Director,                                         --

Federated Investors Tower                      Edgewood Services, Inc.

Pittsburgh, PA 15222-3779

Ronald M. Petnuch                              Vice President,                           President and Treasurer

Federated Investors Tower                      Edgewood Services, Inc.

Pittsburgh, PA 15222-3779

Thomas P. Schmitt                              Vice President,                                   --

Federated Investors Tower                      Edgewood Services, Inc.

Pittsburgh, PA 15222-3779

Ernest L. Linane                               Assistant Vice President,                         --

Federated Investors Tower                      Edgewood Services, Inc.

Pittsburgh, PA 15222-3779

S. Elliott Cohan                               Secretary,                            Assistant Secretary

Federated Investors Tower                      Edgewood Services, Inc.

Pittsburgh, PA 15222-3779

Thomas J. Ward                                 Assistant Secretary,                              --

Federated Investors Tower                      Edgewood Services, Inc.

Pittsburgh, PA 15222-3779

Kenneth W. Pegher, Jr.                         Treasurer,                                        --

Federated Investors Tower                      Edgewood Services, Inc.

Pittsburgh, PA 15222-3779

(c)      None

ITEM 30. LOCATION OF ACCOUNTS AND RECORDS:

Registrant:                               Federated Investors Tower

                                          Pittsburgh, Pennsylvania 15222-3779

Bankers Trust Company:                      130 Liberty Street,

(Investment Adviser, Custodian      New York, New York 10006.

and Administrator)

Investors Fiduciary Trust Company:  127 West 10th Street,

(Transfer Agent and Dividend                Kansas City, MO 64105.

Distribution Agent)

Edgewood Services, Inc.:            Clearing Operations, P.O. Box 897,

(Placement Agent                            Pittsburgh, Pennsylvania 15230-0897.

and Sub-Administrator)

Item 31. MANAGEMENT SERVICES:

                  Not applicable.

Item 32. UNDERTAKINGS:

                  Not applicable.

                                                SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, ASSET MANAGEMENT PORTFOLIO, has duly caused this Amendment No. 5 to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of Pittsburgh and Commonwealth of Pennsylvania on the 1st day of July, 1997.

                                        ASSET MANAGEMENT PORTFOLIO

                                    By: /s/ Jay S. Neuman

                                    Jay S. Neuman, Secretary

                                    July 1, 1997